UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2019

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed, on December 31, 2018, Michael M. McNamara retired as the Chief Executive Officer of Flex Ltd. (the “Company”).  The Board of Directors of the Company (the “Board”) has conducted a comprehensive search, assisted by an executive search firm, and is currently in the final stages of the process and anticipates the appointment and the announcement of a new Chief Executive Officer soon.  Michael D. Capellas, Chairman of the Board, and other Board members continue to work closely with management during the CEO transition.  On February 5, 2019, the Board appointed Scott Offer, age 54, to serve as acting chief executive officer during the transition period, including in connection with the Company’s upcoming Form 10-Q filing.

Mr. Offer has served as the Company’s Executive Vice President and General Counsel since September 2016.  Previously, he served as Senior Vice President and General Counsel at Lenovo from January 2016 until August 2016 and previously had served as Chief Counsel for the Lenovo Mobile Business Group since October 2014.  Prior to that, he served as Senior Vice President and General Counsel, Motorola Mobility, a Google company, from August 2010 and Senior Vice President and General Counsel, Motorola Mobility, Inc. from July 2010.  Prior to that, he held several senior positions at Motorola.  No plan, award under any plan, contract or arrangement was entered into in connection with Mr. Offer’s appointment to serve as acting chief executive officer.  There is no arrangement or understanding between Mr. Offer and any other person pursuant to which he was appointed as acting chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: February 5, 2019	By:	/s/ Christopher Collier
Name: Christopher Collier
Title: Chief Financial Officer